                                                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-62054, 333-68328 and 333-69054), Form S-4 (Nos.
333-62050) and Form S-8 (Nos. 333-64179, 333-87593, 333-41944 and 333-58046) of
eBay, Inc. of our report dated January 15, 2002 relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Jose, California
March 21, 2002